Exhibit 10.194

SECOND AMENDMENT

TO

PURCHASE AGREEMENT FOR REAL PROPERTY

AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT FOR REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) dated as of November 30, 2007, is entered into between KBS SOUTH TOWNE, LLC, a Delaware limited liability company (“Buyer”), and WORKERS COMPENSATION FUND, a Utah corporation, formerly known as Workers Compensation Fund of Utah (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Buyer”), entered into that certain Purchase Agreement for Real Property and Escrow Instructions dated and effective as of September 10, 2007 (the “Original Purchase Agreement”).

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of October 9, 2007, between Original Buyer and Buyer (the “Assignment and Assumption Agreement”), Original Buyer subsequently assigned its entire interest in and to the Original Purchase Agreement to Buyer.

C. The Original Purchase Agreement was subsequently amended by that certain First Amendment to Purchase Agreement for Real Property and Escrow Instructions dated as of October 10, 2007, between Seller and Buyer (the “First Amendment”; and together with the Original Purchase Agreement as assigned, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

D. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Purchase Price Reduction. The Purchase Price shall be, and hereby is, reduced from Fifty Million Seven Hundred Fifty Thousand and No/100 Dollars ($50,750,000.00) to Forty-Nine Million Seven Hundred Fifty Thousand and No/100 Dollars ($49,750,000.00).

2. Establishment of Escrow. Concurrently with the Closing, and as a condition precedent thereto, a portion of the Purchase Price equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Escrow Funds”) shall be retained by Escrow Holder and deposited into an interest-bearing escrow account (the “Escrow Account”), which Escrow Funds shall be held by Escrow Holder and disbursed by Escrow Holder in accordance with the terms and conditions of Paragraph 3 below and in accordance with the terms and conditions of an Escrow Agreement (the “Escrow Agreement”) to be entered into at Closing among Seller, Buyer and Escrow Holder, the form of which is attached hereto as Exhibit “A”. The Escrow Agreement shall be executed and delivered by Seller, Buyer and Escrow Holder concurrently with the Closing. All interest on the Escrow Funds shall accumulate for the account of Seller, and shall, on Seller’s request made from time to time or any time, be disbursed to Seller, but not later than the disbursement of the Escrow Funds.

3. Disbursement of Escrow.

3.1. Definitions. As used in this Paragraph 3, each of the following terms shall have the indicated meaning:

(a) “Bankruptcy Code” means Title 11 of the United States Code or any successor provision.

(b) “Bankruptcy Event” means any of the following: (i) the filing against Tenant in any court pursuant to any statute either of the United States or of any state of a petition in bankruptcy or insolvency or for reorganization or the appointment of a receiver or trustee of all or any portion of Tenant’s property; (ii) the voluntary filing by Tenant of any such petition; (iii) the making by Tenant of a voluntary assignment for the benefit of creditors or the petitioning by Tenant for, or the entering into by Tenant of, such an arrangement; (iv) the estate of Tenant created by the Lease is taken in execution or by the process of law by reason of Tenant’s insolvency or inability to pay its debts as they become due; (v) Tenant is adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law; (vi) a receiver or trustee of the property of Tenant is appointed under state law by reason of Tenant’s insolvency or inability to pay its debts as they become due; (vii) an assignment is made of Tenant’s property for the benefit of creditors under state law; (viii) Tenant effects a moratorium upon or composition of all or substantially all of its debts; or (ix) Tenant’s admission of an inability to pay its undisputed debts as they mature.

(c) “Bankruptcy Trigger Event” means Tenant’s rejection (actual rejection or deemed rejection, in both cases in accordance with Bankruptcy Code Section 365) of the Lease in any bankruptcy court filing, motion or other procedure or action under the Bankruptcy Code.

(d) “Lease” means that certain Lease Agreement dated as of September 1, 2006 between Seller, as landlord, and E*Trade Financial Corporation, as tenant, as the same may be amended or otherwise modified from time to time in accordance with Paragraph 4 below.

(e) “Lease Termination Event” means the occurrence of either of the following as a result of Tenant’s default under the Lease: (i) the termination of the Lease in its entirety; or (ii) the acquisition of possession by Buyer of the entire premises covered by the Lease pursuant to an order of restitution issued pursuant to applicable Utah law by a court of competent jurisdiction.

(f) “Tenant” means E*Trade Financial Corporation, a Delaware corporation.

(g) “Termination Date” means February 27, 2009; provided, however, that if on February 27, 2009:

(i) a Bankruptcy Event has occurred and is continuing and the Lease has not been assumed or rejected (actual or deemed, in both cases in accordance with Bankruptcy Code Section 365), the Termination Date shall be extended to the earliest date on which any of the following occur: (A) (1) the Lease is assumed by Tenant in any bankruptcy court filing, motion or other procedure or action under the Bankruptcy Code; (2) the Lease expires in accordance with its terms; (3) the Lease is terminated in accordance with Tenant’s existing option to terminate set forth in the Lease; or (4) the Bankruptcy Event concerned is cured, is resolved or ceases, with the Lease continuing in full force and effect after such cure, resolution or cessation, in any of which events the Escrow Funds shall be delivered to Seller in accordance with Paragraph 3.2(a) below, or (B) the Bankruptcy Trigger Event occurs, in which event the Escrow Funds shall be delivered to Buyer in accordance with Paragraph 3.2(b) below; or

(ii) an unlawful detainer action has been commenced by the filing of a complaint in a court of competent jurisdiction in accordance with applicable Utah law and is being diligently prosecuted to judgment, the Termination Date shall be extended to the date on which either (A) the default for which the action has been filed is cured or Buyer ceases the diligent prosecution of such action to judgment, in which event the Escrow Funds shall be delivered to Seller in accordance with Paragraph 3.2(a) below, or (B) a Lease Termination Event occurs, in which event the Escrow Funds shall be delivered to Buyer in accordance with Paragraph 3.2(b) below.

(Any reference to the “Termination Date” in this Amendment shall mean February 27, 2009, as such date may be extended in accordance with the foregoing provisions of this Paragraph 3.1(g).)

3.2. Disbursement. Subject to the procedures set forth in the Escrow Agreement:

(a) The Escrow Funds shall be delivered to Seller by Escrow Holder on the tenth (10th) business day after the Termination Date, unless (but only unless) either the Bankruptcy Trigger Event or a Lease Termination Event has occurred on or prior to the Termination Date. Seller and Buyer shall promptly execute any writing consenting to such delivery reasonably requested by Escrow Holder.

(b) If, but only if, either the Bankruptcy Trigger Event or a Lease Termination Event has occurred on or prior to the Termination Date, all Escrow Funds in the Escrow Account shall be delivered to Buyer by Escrow Holder on the tenth (10th) business day after the date on which either event occurs. Seller and Buyer shall promptly execute any writing consenting to such delivery reasonably requested by Escrow Holder.

4. No Amendment of Lease; Notices. Buyer shall not in any way amend, modify, change or supplement the Lease, or consent to the assignment of the Lease or a sublease of the premises covered by the Lease (to the extent that Buyer as the landlord has the right to withhold consent to such assignment or sublease), without the prior written consent of Seller, which consent shall not unreasonably be withheld or delayed by Seller in the context of an increased risk of the delivery to Seller of the Escrow Funds. If Seller fails to respond to a written request for consent from Buyer made pursuant to the immediately preceding sentence within ten (10) calendar days after receipt by Seller of such request, such request (but only such request) shall be deemed to be consented to by Seller. Buyer shall exercise commercially reasonable efforts, without consequence for failure, to (a) give to Seller a copy of any default notice from Buyer to Tenant concurrently with giving such notice to Tenant, and (b) promptly give to Seller a copy of any material notice received by Buyer from Tenant.

5. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER:

WORKERS COMPENSATION FUND, a Utah corporation

By:	/s/ Authorized Signatory
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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BUYER:

KBS SOUTH TOWNE, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION XXIX, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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